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                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Global Capital Partners, Inc. of our reports dated December 17, 1998 and December 15, 1997 relating to the financial statements of The JB Sutton Group, LLC, which reports appears on pages 16 and 28, respectively, of Amendment No. 1 to the Global Capital Partners, Inc. Current Report on form 8-K, filed as of February 7, 2000.




/s/ BDO Seidman, LLP


BDO Seidman, LLP



New York, New York
March 30, 2000